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                                                                   Exhibit 10.52

                               AGREEMENT OF LEASE

                                     BETWEEN

                       RIVER PARK OFFICE ASSOCIATES, L.P.

                                   AS LANDLORD

                                       AND

                            BREAKAWAY SOLUTIONS, INC.

                                    AS TENANT

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                                  OFFICE LEASE

      LEASE made this day 6th of December, 1999 by and between River Park Office Associates, L.P. (hereinafter called "Landlord"), and Breakaway Solutions, Inc. a Massachusetts corporation (hereinafter called "Tenant").

                          FUNDAMENTAL LEASE PROVISIONS

            1. "Term": Seven (7) years commencing on the Commencement Date and ending on the date (the "Expiration Date") which is (i) the day immediately preceding the 7th anniversary of the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the last day of the calendar month in which the 7th anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month, together with the option to extend the Term for two (2) extension terms of three
(3) years each in accordance with Section 2(b) of this Lease.

            2. "Demised Premises": approximately 56,302 rentable square feet ("Tenant's RSF") in the building known as River Park, 1000 River Road (the "Building"), located in Conshohocken, PA, which Demised Premises are shown cross-hatched on the plan attached hereto as Exhibit "A". The Building and the land on which the Building is located are hereinafter referred to as the "Property". The square footage of the Demised Premises shall, for all purposes under this Lease, be deemed to be the square footage set forth above.

            3. "Landlord's RSF": the rentable square footage of the Building, which is currently approximately 170,000 rentable square feet.

            4. "Tenant's Fraction": 33.12%, which is Tenant's RSF divided by Landlord's RSF, as the same may be adjusted from time to time.

            5. "Expense Stop": $3.75 per rentable square foot of the Demised Premises.

            6. "Commencement Date": the earlier of (i) the date the Tenant first opens for business in the Demised Premises and (ii) May 1, 2000. Upon the request of either party, following the determination of the Commencement Date, Landlord and Tenant shall enter into a mutually acceptable Commencement Date Agreement confirming the Commencement Date.

            7. "Estimated Commencement Date:" May 1, 2000.


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            8.  "Notice Addresses":

                Landlord:         c/o Preferred Real Estate Investments, Inc.
                                  555 North Lane, Suite 6101
                                  Conshohocken, PA 19428

                Tenant:           Breakaway Solutions, Inc.
                                  50 Rowes Wharf
                                  Boston, MA 02110
                                  Contact:   Ms. Cynthia Rambaldo

            9.  "Permitted Use":  General office use and software research and development.

            10. "Annual Base Rent":


--------------------------------------------------------------------------------
   Year/Period        Annual rent       Monthly Installment      Rent/Sq. Ft.
   -----------        -----------       -------------------      ------------
--------------------------------------------------------------------------------
   Months 1-2*                              $ 46,875.00             $22.50*
--------------------------------------------------------------------------------
   Months 3-5**                             $ 99,658.13             $22.50**
--------------------------------------------------------------------------------
   Months 6-12                              $105,566.25             $22.50
--------------------------------------------------------------------------------
     Year 2          $1,294,947.92          $107,912.33             $23.00
--------------------------------------------------------------------------------
     Year 3          $1,323,096.96          $110,258.08             $23.50
--------------------------------------------------------------------------------
     Year 4          $1,351,248.00          $112,604.00             $24.00
--------------------------------------------------------------------------------
     Year 5          $1,379,399.40          $114,949.92             $24.50
--------------------------------------------------------------------------------
     Year 6          $1,407,550.08          $117,295.84             $25.00
--------------------------------------------------------------------------------
     Year 7          $1,435,701.00          $119,641.75             $25.50
--------------------------------------------------------------------------------

            * Based on 25,000 rentable square feet (Base Rent shall be based on 28,151 r.s.f. from the Commencement Date through June 30, 2000)

            ** Based on 53,151 rentable square feet (Base Rent shall be based on 53,151 r.s.f. from July 1, 2000 through September 30, 2000)

            11. "Security Deposit": $500,000.00; declining by $125,000 per year pursuant to Section 7 of the Lease.

            12. "Property Manager" / Rent Payment Address:

                 River Park Office Associates, L.P.
                 Equivest Management Company
                 PO Box 13700
                 Philadelphia, PA 19191-1062


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            13. Brokers:

                "Landlord's Broker" -  Preferred Real Estate Advisors, Inc.

                "Tenant's Broker" -    Cresa Partners

            14. Business Hours":

                Monday -- Friday:      8:00 a.m. -- 6:00 p.m.
                Saturday:              9:00 a.m. -- 1:00 p.m.

List of Exhibits

Exhibit "A"   -  Demised Premises
Exhibit "B"   -  Intentionally Omitted
Exhibit "B-1" -  Intentionally Omitted
Exhibit "C"   -  Rules and Regulations
Exhibit "D"   -  Janitorial Specifications



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                                WITNESSETH, THAT:

      1. DEMISED PREMISES. Landlord, for the Term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the Demised Premises, together with the non-exclusive right to use the common areas and facilities of the Buildings in common with the other tenants of the Building. Tenant shall not use or occupy, or permit or suffer to be used or occupied, the Demised Premises or any part thereof, other than for the Permitted Use.

      2. TERM.

            (a) The first lease year of the Term shall commence on the Commencement Date and shall end on (i) the day immediately preceding the first anniversary of the Commencement Date, if the Commencement Date is the first day of the month, or (ii) the last day of the month in which the first anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. Each lease year after the first lease year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding lease year.

            (b) Tenant shall have the right and option to extend the Term for two (2) additional periods of three (3) years (the "Extension Terms") commencing upon the expiration of the original Term referred to in the Fundamental Lease Provisions, provided that Tenant shall give Landlord notice of Tenant's irrevocable exercise of such option at least six (6) months prior to the expiration of the then current Term and provided further that Tenant shall not be in default at either the time of giving such notice or at the time of the commencement of the Extension Term in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed. Prior to the exercise by Tenant of such option, the expression "Term" shall mean the then current Term as may have been previously extended, and after the exercise by Tenant of such option, the expression "Term" shall mean the Term as it has been extended by the applicable Extension Term. Except as expressly otherwise provided in the following paragraph, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Term. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant.

            (c) The Annual Base Rent payable during an Extension Term shall be the greater of: the Fair Market Rent for the Demised Premises, as determined below, for the applicable Extension Term, and (ii) the Annual Base Rent in effect during the final lease year of the then current Term. As used herein, the term "Fair Market Rent" shall mean the average of the annual rental rates then being charged for comparable space in the Building or, if no comparable space exists in the Building, for "Class A" office space in the Conshohocken market, for leases commencing on or about the commencement of the Extension Term, taking into consideration the use, location and floor level of the applicable building, leasehold improvements or allowances provided, rental concessions, the term of the lease under consideration, the extent of services provided thereunder, the creditworthiness of Tenant, and other adjustments to the base rental and any other relevant term or condition in making such evaluation. Landlord shall determine the Fair Market Rent using its good faith judgment and shall provide written notice of such rate within fifteen (15) days after Tenant's exercise notice pursuant to this Section. Tenant shall thereupon have the following options: (i) to accept such


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proposed "Fair Market Rent", (ii) to decline to exercise its renewal option, or
(iii) to notify Landlord in writing that Tenant objects to the proposed rental rate. Tenant must provide Landlord with written notification of its election within fifteen (15) days after Tenant's receipt of Landlord's notice, otherwise Tenant shall be deemed to have elected clause (ii) above, in which event Tenant shall be deemed to have rescinded its exercise notice and this Lease shall expire on the Expiration Date as if Tenant had not elected to exercise its renewal option hereunder. If Tenant objects to Landlord's proposed "Fair Market Rent" in accordance with clause (iii) above, Landlord and Tenant shall attempt to negotiate a mutually acceptable rental rate within fifteen (15) days following notification by Tenant, and if such negotiations have not been concluded within such fifteen (15) day period, either party may require determination of the Fair Market Rent for the Extension Term by giving written notice to the other no later than ten (10) days after the expiration of such fifteen (15) day period, which notice shall designate a reputable, independent real estate appraiser, broker or consultant experienced in office leasing in the local metropolitan area, each of which, for purposes of this Section, is referred to as an "appraiser." Within ten (10) days after receipt of such notice, the other party to this Lease shall select an appraiser meeting the aforesaid requirements and give written notice of such selection to the initiating party. If the two (2) appraisers fail to agree upon the Fair Market Rent within ten (10) days after selection of the second appraiser, the two (2) appraisers shall select a third (3rd) appraiser meeting the foregoing requirements to determine the Fair Market Rent within ten (10) days after the appointment of the third (3rd) appraiser. The Fair Market Rent applicable to the Extension Term shall equal the arithmetic average of such three (3) determinations; provided, however, that if one (1) appraiser's determination deviates by more than five percent (5%) from the median of the three (3) determinations, the Fair Market Rent shall be an amount equal to the average of the other two (2) determinations. The determination of Fair Market Rent shall be final, binding and conclusive on Landlord and Tenant

      3. TENANT IMPROVEMENTS.

            (a) Landlord, at its sole expense, shall (i) complete construction of the bathrooms on the third and fourth floors of the Building (including one
(1) shower per bathroom) and (ii) install all main trunk lines for the HVAC systems in the Demised Premises, each in accordance with Building standards (collectively, the "Landlord's Work"). Except for the Landlord's Work Landlord shall have no obligation to perform any improvements to the Demised Premises to prepare the space for Tenant's occupancy, and Tenant acknowledges that Tenant has inspected the Demised Premises and accepts the same in its "AS IS" condition, without any representation or warranty by Landlord.

            (b) Except for the Landlord's Work, Tenant shall perform, at its sole cost and expense, all work which Tenant deems necessary or desirable to prepare the space for Tenant's initial occupancy (collectively, the "Tenant Improvements"), which Tenant Improvements shall be subject to the prior written approval of Landlord. All work shall be performed in a good and workmanlike manner and in accordance with all applicable laws. Prior to the commencement of any work within the Demised Premises, Tenant shall submit to Landlord, for Landlord's prior approval, proposed plans and specifications (the "Proposed Tenant's Plans") for Tenant's proposed improvements to the Demised Premises, which plans shall be prepared by a registered architect licensed to do business within the State in which the Property is located. The Proposed Tenant's Plans shall include all information and specifications necessary for Landlord to fully review the work described therein and shall conform to all applicable laws and requirements of public authorities and insurance underwriters' requirements. Landlord shall review and either approve or disapprove of the Proposed Tenant's Plans within five (5) business days after receipt thereof from Tenant. If Landlord disapproves the Proposed Tenant's


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Plans, Landlord shall state specifically the reasons for such disapproval, and
Tenant shall cause its architects to promptly make any changes in the Proposed Tenant's Plans reasonably required by Landlord. All contractors utilized by Tenant for the performance of the Tenant Improvements shall be subject to the prior written approval of Landlord.

            (c) All subsequent changes in the Tenant's Plans shall be subject to the approval of Landlord. If Landlord approves any change in the Tenant's Plans, Tenant shall construct, at Tenant's sole cost and expense, the Tenant Improvements in accordance with such change.

            (d) Provided that Tenant is not in default of any of its obligations hereunder, Landlord shall provide Tenant with a construction allowance (the "Tenant Improvement Allowance") of Thirteen Dollars ($13.00) per rentable square foot of the Demised Premises, which shall be applied solely against Tenant's Costs for the Tenant Improvements and for no other purpose. The Tenant Improvement Allowance shall be payable on the Commencement Date. "Tenant's Costs" shall mean Tenant's out-of-pocket contract or purchase price(s) for materials, components, labor and services incurred by tenant in connection with the Tenant Improvements. Prior to payment of the Tenant Improvement Allowance, the total amount of Tenant's Costs shall be subject to examination by Landlord, and Tenant shall provide Landlord with copies of all invoices and other backup documentation reasonably requested by Landlord relative thereto. In the event that Tenant's Costs exceed the amount of the Tenant Improvement Allowance, Tenant shall be solely responsible for such excess costs.

            (e) Landlord acknowledges that Tenant shall have the right to use any existing materials currently located within the Demised Premises as of the date hereof in connection with its build-out of the Tenant Improvements.

      4. DELAY IN POSSESSION. INTENTIONALLY OMITTED.

      5. RENT.

            (a) During the Term of this Lease, Tenant shall pay to Landlord the Annual Base Rent in the amount set forth in Section 10 of the Fundamental Lease Provisions. Such Base Rent shall be payable in equal monthly installments in advance on the first day of each calendar month.

            (b) The term "rent" as used in this Lease shall mean the Annual Base Rent, Tenant's Share of Operating Expenses (including, without limitation, Taxes) and all other additional rent or other sums payable by Tenant to Landlord under this Lease, all of which shall be deemed "rent" for purposes of Landlord's rights and remedies with respect thereto.

            (c) The first installment of rent shall be payable on the Commencement Date. If the Term begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated on a per diem basis for each day of such partial month, and the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof.

            (d) All rent and other sums due to Landlord hereunder shall be payable to Landlord c/o Landlord's Property Manager at the address specified in
Section 12 of the Fundamental Lease Provisions, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction,


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set-off or counterclaim (except to the extent demand, notice or set-off shall be expressly provided for herein).

            (e) If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.

      6. SECURITY DEPOSIT/LETTER OF CREDIT.

            (a) As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant shall deliver to Landlord simultaneously with the execution of this Lease an unconditional and irrevocable letter of credit (the "Letter of Credit") in the amount of the Security Deposit (as defined in Section 11 of the Fundamental Lease Provisions), which Letter of Credit shall be in form and substance satisfactory to Landlord and shall be issued by a bank satisfactory to Landlord. In such event, the first such Letter of Credit shall expire no earlier than the first anniversary of the Commencement Date and all subsequent Letters of Credit (which shall meet all of the requirements set forth in the preceding sentence) shall expire no earlier than twelve (12) months after the expiration of the then outstanding and expiring Letter of Credit. Subject to subsection (b) below, Tenant shall ensure at all times during the Term of this Lease, an unexpired Letter of Credit in the face amount of the Security Deposit (as such amount may be reduced pursuant to subparagraph (b) below) or cash in such amount shall be in the possession of Landlord. During the Term, Tenant shall deliver a replacement Letter of Credit to Landlord no later than thirty (30) days prior to the expiration date of the then outstanding and expiring Letter of Credit; provided, however, that the replacement Letter of Credit is not required to have an effective date sooner than the expiration date of the then-existing Letter of Credit. Failure by Tenant to deliver any replacement Letter of Credit as required above shall entitle Landlord to draw upon the outstanding Letter of Credit and retain the entire proceeds thereof for application as the Security Deposit hereunder. Tenant shall not be entitled to interest for any period during which Landlord is holding cash as the Security Deposit nor shall Landlord be required to keep such cash Security Deposit separate from its general funds. Each Letter of Credit shall be for the benefit of Landlord, its successors and assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease. Landlord may assign and deliver the Letter of Credit to any purchaser or successor of Landlord's interest in the Building, in which event Landlord shall be discharged from any further liability with respect to the Letter of Credit.

            (b) Provided that Tenant is not then in default, the Security Deposit shall be reduced by the amount of One Hundred Twenty Five Thousand Dollars ($125,000.00) as of each of the first four (4) anniversaries of the Commencement Date and, provided Tenant is not then in default, the Security Deposit shall be reduced to Zero Dollars ($0.00) as of the commencement of the fifth (5th) lease year.

            (c) If at any time during the Term, Tenant defaults in the performance of any of its obligations hereunder, Landlord shall have the right to draw upon the Letter of Credit ( or, if a cash Security Deposit, to apply such cash) to satisfy such obligations including, without limitation, the Accelerated Rent Component and any damages to which Landlord is entitled pursuant to Section 15 hereof. If any portion of the Letter of Credit (or cash Security Deposit) is used, applied or retained by Landlord, Tenant shall, upon demand, reinstate the Letter of Credit or cash in the full amount of the Security Deposit (and thereafter there shall be no further


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reductions of the security Deposit pursuant to subparagraph (b) above), and
Tenant's failure to do so shall constitute a default under this Lease for which Tenant shall not be entitled to notice or an opporturiity to cure The Security Deposit shall not be construed as liquidated damages hereunder, and if Landlord's claims hereunder exceed the amount of the Security Deposit, Tenant shall remain liable for the balance of such claims.

      7. PAYMENT OF OPERATING EXPENSES.

            (a) As used herein, the following terms shall be defined as hereinafter set forth:

                  (i) "Taxes" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property or with respect to the ownership thereof. Notwithstanding anything to the contrary contained in the Lease, the following shall be excluded from Taxes and shall be paid solely by Landlord: inheritance, estate, succession, transfer, gift, franchise, or capital stock tax, or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it. Notwithstanding the foregoing, if, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part for (or in lieu of) any tax which would otherwise be included within the term "Taxes" as defined herein, then the same shall be included in the term "Taxes.".

                  (ii) "Operating Expenses" shall mean, except as hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Property and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers) with respect to those employed by Landlord for rendering service in the normal operation, cleaning, maintenance, repair and replacement of the Property, excluding pro rata amounts of such salaries attributed to work performed by such employees for other properties, and excluding employees above the level of property manager; (2) costs for the operation, maintenance, repair and replacement of the Property, including payments to contractors; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity, which is separately charged by Landlord as herein provided) chargeable to the operation and maintenance of the Property; (4) cost of insurance for the Property including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, environmental liability, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; (6) legal and accounting expenses; (7) Taxes; (8) management expense not to exceed three percent (3%) of total Building revenues; and (9) all other costs and expenses incurred by or on behalf of Landlord in connection with the repair, replacement, operation, maintenance, securing, insuring and policing the Property. The term "Operating Expenses" shall not include: (i) the cost of any repair or replacement item which, by standard accounting practice, should be capitalized, except that any capital expenses shall be amortized by Landlord over the useful life of such expense and only the annual amortized portion of such expense together with an interest factor equal to the prime rate of interest as published from time to time in The Wall Street Journal shall be included in annual Operating Expenses; (iii) Rentals for items which if purchased, rather than rented, would constitute a capital cost; (iv) any charge for depreciation, amortization and interest on encumbrances or ground rents paid or incurred by Landlord; (v) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on


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Landlord's business; (vi) commissions; (vii) costs actually reimbursed by insurance proceeds or otherwise actually reimbursed; (viii) bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the Property; (ix) advertising and promotional expenditures; (x) marketing costs, including leasing commissions, attorneys' fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; (xi) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (xii) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly; (xiii) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building; (xiii) intentionally omitted; (xiv) salaries and other benefits paid to the employees of Landlord to the extent customarily included in or covered by a management fee, provided that in no event shall Operating Expenses include salaries and/or benefits attributable to personnel above the level of Building manager; (xv) rent for any office space occupied by Building management personnel to the extent the size or rental rate for of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building; (xvi) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (xvii) Landlord's general corporate overhead and general and administrative expenses; (xviii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(xix) intentionally omitted; (xx) costs incurred in connection with upgrading the Building to correct any violation of any laws, rules, regulations and codes in effect on the Commencement Date to the extent that such violation existed as of the Commencement Date; (xxi) intentionally omitted; (xxii) costs arising from the negligence or willful misconduct of Landlord or other tenants or occupants of the Building or their respective agents, employees, licensees, vendors, contractors or providers of materials or services; (xxiii) costs arising from Landlord's charitable or political contributions; (xxiii) costs incurred for the correction or repair of any defects in the original design and construction of the Building; (xxiv) costs for sculpture, paintings or other objects of art; or
(xxv) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants.

            (b) In determining Operating Expenses for any year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally had been incurred had such occupancy been ninety-five percent (95%) throughout such year.

            (c) For and with respect to each calendar year of the Term (including any renewals or extensions thereof), there shall accrue, as additional rent, an amount ("Tenant's Share") equal to the positive difference, if any, between (A) Tenant's Fraction of Operating


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Expenses, minus (B) the Expense Stop (appropriately prorated for any partial calendar year included within the beginning and end of the Term).

            (d) Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the Term:

                  (i) A statement (the "Expense Statement") setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Share of Operating Expenses for the previous calendar year; and

                  (ii) A statement of Landlord's good faith estimate of Operating Expenses, and the amount of Tenant's Share thereof (the "Estimated Share"), for the current calendar year.

            (e) Within thirty (30) days after Tenant receives the Expense Statement, Tenant shall pay to Landlord the difference, if positive, between the Tenant's Share of Operating Expenses for such previous year and the actual payments made by Tenant during such calendar year, or if the actual payments exceed Tenant's Share of Operating Expenses for such previous year, Tenant shall receive a credit against the next payment(s) of Operating Expenses falling due or, if the Lease shall have expired, a refund of such overpayment delivered with such Expense Statement.

            (f) Upon the written request of Tenant delivered to Landlord within ninety (90) days after delivery of the Expense Statement, Landlord shall give Tenant the opportunity during normal business hours to review Landlord's books and records relating to Operating Expenses, provided Tenant thereafter diligently and promptly completes such inspection, and such inspection privilege shall not delay Tenant's obligation to pay on account all sums due pursuant to such Expense Statement. Unless Tenant, within ninety (90) days after any Expense Statement is furnished, shall give notice to Landlord that Tenant disputes said statement, specifying in detail the basis for such dispute, each Expense Statement furnished to Tenant by Landlord under this Section shall be conclusively binding upon Tenant as to the Operating Expenses due from Tenant for the period represented thereby; provided, however, that additional amounts due may be required to be paid by any supplemental statement furnished by Landlord. In the event that Tenant timely disputes such Expense Statement and the dispute is not amicably resolved within ninety (90) days after Tenant's notice of dispute, then either party may refer the dispute to an independent certified public accounting firm mutually acceptable to Landlord and Tenant, and the determination of such accounting firm shall be final, binding and conclusive on Landlord and Tenant. Tenant agrees to pay for the cost of such audit by said accounting firm unless it is determined that Landlord's original determination of the actual Operating Expenses was in error by more than seven percent (7%), in which event Landlord shall pay the cost of such audit. Pending resolution of any dispute, Tenant shall pay the additional rent in accordance with the Expense Statement furnished by Landlord.

            (g) Beginning with the next installment of Base Rent due after delivery of the statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth (1/12) of the Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made (less any amounts previously paid by Tenant on account of Operating Expenses for such period).

            (g) On the first day of each succeeding month up to the time Tenant shall receive a new statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord on account of Operating Expenses not yet determined as of the expiration of the Term shall be made within thirty (30) days after submission to Tenant of the next Expense Statement, which obligation shall survive the expiration or earlier termination of this Lease.

      8. UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. If a separate meter is installed, Tenant shall pay for the consumption of such utilities based on its metered usage. If no meter is installed, Tenant shall pay a pro-rata share of any utility charges covering the Demised Premises and other areas of the Building, which pro-rata share shall be based on the percentage which the Tenant's RSF bears to the square footage of the areas of the Building serviced by such utility. Tenant shall pay all utility bills within ten (10) days after receipt by Tenant. Landlord shall have the right, to be exercised by written notice to Tenant, to direct Tenant to contract directly with the utility provider supplying electricity to the Building, in which event Tenant shall pay all charges therefor directly to the utility provider, except that Landlord shall pay for any separate meter installation required in connection such election by Landlord. Landlord shall at all times have the exclusive right to select the provider(s) of utility service to the Building and the Property; however, in the event that any telecommunications supplier is able to supply telecommunications services directly to the Premises, Tenant shall have the right to contract directly for such services at Tenant's sole cost and expense.

      9. SERVICES. Landlord agrees that it shall:

            (a) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord;

            (b) Furnish heat, ventilation and air-conditioning to the Demised Premises during Business Hours;

            (c) Furnish electricity to the Demised Premises for ordinary office purposes, including general lighting and personal computers, provided, however, that Landlord shall have no obligation to supply in excess of nine (9) watts per rentable square foot of the Demised Premises;

            (d) Provide janitorial services in accordance with Landlord's building standard janitorial specifications, attached hereto as Exhibit "D". Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly and the cost and payment thereof shall be the sole responsibility of Tenant; and

            (e) Provide Tenant with standard signage on the directory in the Building lobby.

            The cost of the foregoing services shall be included in Operating Expenses. It is understood that Landlord does not warrant that any of the services referred to in this Section will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages, permit Tenant to abate rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease. Notwithstanding the foregoing, in the event that any interruption of utilities caused by Landlord's negligence renders the Demised Premises untenantable for a period of five (5) or more consecutive business days after written notice thereof to Landlord, then, to the extent that the Demised Premises are rendered untenantable, Tenant shall be entitled to a proportionate abatement of rent until such time as the Demised Premises are thereafter rendered tenantable.

      10. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents that it shall:

            (a) Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises.

            (b) Give Landlord access to the Demised Premises at all reasonable times and upon reasonable notice (except in the event of emergency), without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the Term, to prospective tenants;

            (c) Reasonable wear and tear and damage by casualty excepted, maintain, repair and replace the interior, non-structural portions of the Demised Premises in good order and repair as and when needed, and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage-type risks, and commit no waste in the Demised Premises;

            (d) Upon the expiration or earlier termination of this Lease, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as existed at the inception of the Term, together with any alterations approved by Landlord, reasonable wear and tear, damage from fire and casualty excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

            (e) Not place signs on the Demised Premises except for (i) signs located entirely within the Demised Premises and which are not visible from the exterior of the Demised Premises, and (ii) signs on doors provided that the lettering and text are reasonably approved by Landlord;

            (f) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium). Tenant shall maintain at its own sole cost adequate insurance coverage for the full replacement value of all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

            (g) Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord which approval shall not be unreasonably withheld or delayed. Tenant shall not be required to obtain the approval of Landlord for interior, nonstructural alterations of a decorative nature that do not exceed, more than $50,000 in the aggregate;

            (h) Not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other systems serving the Demised Premises or any other portion of the Building, or to any of the services required of Landlord under this Lease, without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. In the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant at Tenant's sole cost and expense. If Landlord notifies Tenant at the time of such approval that Landlord shall so require, then at the expiration or earlier termination of this Lease, Tenant shall pay Landlord's cost of restoring such systems to their condition prior to such replacements, changes or additions;

            (i) Not install or authorize the installation of any coin operated vending machine, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises; and

            (j) Observe the rules and regulations annexed hereto as Exhibit "C," as Landlord may from time to time amend the same, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

      11. MECHANIC'S LIEN. Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

      12. REPAIRS AND MAINTENANCE. Landlord shall keep and maintain the public areas of the Building clean and in good working order. Landlord shall further make, or cause to be made, all necessary repairs to the structure and exterior of the Building, as well as to the mechanical, HVAC, electrical and plumbing systems servicing Building. The cost of the foregoing maintenance and repairs shall be included in Operating Expenses to the extent set forth herein. Notwithstanding the foregoing, all repairs made necessary by Tenant's specific use, occupancy or alteration of the Building, or by the negligent acts of Tenant, its agents, employees or invitees, shall be made at the sole cost and expense of Tenant.

      13. SUBLETTING AND ASSIGNING.

            (a) Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises, whether voluntarily or by operation of law, without first obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent if, inter alia, the reputation or financial responsibility of a proposed assignee or subtenant is unsatisfactory to Landlord, or if the proposed sublease or assignment is to a tenant of the Building and alternative space is available for lease in the Building, or if such subtenant's or assignee's business is not consonant with that of the other tenants of the Building. In addition, Tenant shall not mortgage, pledge or hypothecate this Lease. Any assignment, sublease, mortgage, pledge or hypothecation in violation of this Section shall be void at the option of Landlord and shall constitute a default hereunder without the opportunity for notice or cure by Tenant. Landlord acknowledges that Tenant intends to initially sublet up to 21,000 square feet in the Premises; Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to such initial subletting.

            (b) Subject to the provisions of the following sentence, a transfer or sale by Tenant of a majority of the voting shares, partnership interests or other controlling interests in Tenant shall be deemed an assignment of this Lease by Tenant requiring Landlord's prior written consent pursuant to subparagraph (a) above. Notwithstanding the foregoing, so long as Tenant is not in default under this Lease, Tenant shall have the right, without Landlord's consent, to sublet all or a portion of the Demised Premises or to assign the Lease to any company which (i) is an Affiliate of Tenant, or (ii) merges with, combines with or is the result of such combination, or purchases all or substantially all the assets or a majority of the voting shares or interests of Tenant, provided that after such merger, combination or purchase such entity has a net worth not less than the then net worth of Tenant immediately prior to such merger, combination or purchase. As used herein, "Affiliate" shall mean any corporation which controls, is controlled by or is under common control with Tenant, and "control" shall mean the direct ownership of more than fifty percent (50%) of the voting shares, partnership interests or other controlling interests of the applicable entity. Tenant shall deliver to Landlord written notice of such assignment or subletting promptly upon the consummation of any such transaction. The public issuance or trading of shares in Tenant shall not be construed as affecting the assignment of this Lease.

            (c) Notwithstanding the foregoing, no subletting or assignment with or without Landlord's consent shall in any way relieve or release Tenant from liability for the performance of all terms, covenants and conditions of this Lease. Furthermore, no assignment will be valid unless the assignee shall execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this Lease, and no subletting will be valid unless Landlord shall have approved the sublease in writing, which sublease must include a provision by which the subtenant agrees to be bound by the incorporation of applicable provisions of this Lease.

            (d) Tenant shall pay to Landlord, as additional rent hereunder, 50% of all subrents or other sums or economic consideration received by Tenant (after deducting Tenant's reasonable costs of reletting, including but not limited to commissions, legal fees, tenant improvements and concessions), whether denominated as rentals or otherwise, in excess of the monthly sums which Tenant is required to pay under this Lease.

      14. FIRE OR CASUALTY. In the event that the whole or a substantial part of the Building or the Demised Premises is damaged or destroyed by fire or other casualty, then, within forty-five (45) days after the date that Landlord receives notice of such fire or other casualty, Landlord shall provide written notice to Tenant as to whether Landlord intends to repair or rebuild and the estimated time period for the completion thereof. In the event that Landlord's notice provides that the repairs to the Demised Premises shall require more than two hundred seventy (270) days to complete, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty days (30) after receipt of Landlord's notice. In the event that Landlord elects to repair or rebuild (and Tenant does not have the right to, or has elected not to, terminate this Lease in accordance with the foregoing sentence), Landlord shall thereupon cause the damage (excepting, however, Tenant's furniture, fixtures, equipment and improvements, which shall be Tenant's responsibility to restore) to be repaired with reasonable speed, subject to delays beyond the reasonable control of Landlord. In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, be terminated effective as of the date of casualty. To the extent and for the time that the Demised Premises are rendered untenantable on account of fire or other casualty, the rent shall proportionately abate.

      15. EMINENT DOMAIN. If the whole or a substantial part of the Building is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the opinion of Landlord the Building is not economically operable as before without substantial alteration or reconstruction, this Lease shall automatically terminate on the date that the right to possession shall vest in the condemning authority (the "Taking Date"), with rent being adjusted to said Taking Date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Tenant shall have no claim against Landlord and no claim or right to any portion of any amount that may be awarded as damages or paid as a result of any taking, condemnation or purchase in lieu thereof; all rights of Tenant thereto are hereby assigned by Tenant to Landlord. If any part of the Demised Premises is so taken or condemned, this Lease shall automatically terminate as to the portion of the Demised Premises so taken or condemned, as of the Taking Date, and this Lease shall continue in full force as to the remainder of the Demised Premises, with rent abating only to the extent of the Demised Premises so taken or condemned; provided, however, that if the remaining portion of the Demised Premises is no longer suitable for the Permitted Use, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty (30) days after the Taking Date. Nothing in this section shall be construed to prevent Tenant from filing a separate claim with the condemning authority for Tenant's costs and losses associated with any such taking, provided that the same does not diminish or otherwise adversely affect any claim by Landlord.

      16. INSOLVENCY. (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within sixty (60) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within thirty (30) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 17 herein.

      17. DEFAULT.

            (a) If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder when due and such failure continues for more than five business (5) days after written notice thereof from Landlord to Tenant (provided, however, that Landlord shall not be required to provide notice to Tenant more than two times during any twelve month period), or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease and such failure continues for more than thirty (30) days after written notice thereof from Landlord (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within ninety (90) days after written notice thereof by Landlord), or if any of the events specified in Section 16 occur, or if Tenant abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

                  (i) upon three (3) days notice to Tenant, declare to be immediately due and payable, a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

                  (ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premised to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

            (b) For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

                  (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component; and

                  (ii) the Annual Base Rent reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component, discounted to present value based upon a then commercially reasonable discount rate; and

                  (iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of the additional rent to accrue pursuant to the provisions of Section 4 and Section 5 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default), discounted to present value based upon a then commercially reasonable discount rate.

            (c) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises by any lawful means, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, either in its own name or as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

            (d) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the Term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of the Term of this Lease, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

            (e) In the event that Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component and/or retake possession of the Demised Premises and/or terminate this Lease, then Landlord agrees to use reasonable efforts to relet the Demised Premises; provided, however, in no event shall Landlord be required to (i) lease the Demised Premises over other available space in the Building, (ii) accept a below-market rental rate for the Demised Premises, (iii) accept any tenant whose creditworthiness is unsatisfactory to Landlord, in its sole discretion, or (iv) accept any tenant whose business is not compatible with the other tenants of the Building, as determined by Landlord in its sole discretion.

            (f) As an alternative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (f)) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

            (g) AFTER A DEFAULT OR THE EXPIRATION OF THE TERM, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE DEMISED PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID DEMISED PREMISES FOR SUCH SUBSEQUENT

DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE DEMISED PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

            (h) [intentionally omitted]

            (i) Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified by applicable law, and agrees that five business (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

            (j) If rent or any other sum due from Tenant to Landlord shall be overdue for more than five business (5) days after written notice from Landlord, it shall thereafter bear interest until paid at the rate of the lesser of (x) seven percent (7%) above the then prime rate published in the Wall Street Journal or (y) the highest legal rate.

            (k) Landlord shall be deemed to be in default of this Lease if Landlord fails to make any payments to Tenant required under this Lease and such failure continues for ten (10) business days after written notice from Tenant to Landlord, or if Landlord shall be in default in the prompt and full performance of any other of its material promises, covenants or agreements contained in this Lease and such default in performance continues for more than thirty (30) days after written notice thereof from Tenant to Landlord specifying the particulars of such default or breach of performance; provide, however, that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot reasonably be rectified or cured within such thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord, within such thirty (30) day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed. Upon any default of this Lease by Landlord, Tenant shall be entitled to pursue any and all remedies available to Tenant at law or in equity.

      18. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) business days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

      19. INSURANCE. (a) Tenant shall at all times during the Term, including any renewal or extension thereof, maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, (i) comprehensive public liability insurance, covering injury to person and property in amounts at least equal to Two Million Dollars ($2,000,000) per occurrence and annual aggregate limit for bodily injury and One Million Dollars ($1,000,000) per occurrence and annual aggregate limit for property damage, with increases in such limits as Landlord may from time to time reasonably request, and (ii) all-risk or fire and extended coverage insurance upon Tenant's personal property and leasehold improvements in the

Demised Premises for the full replacement value of such personal property and leasehold improvements. All liability insurance policies shall name Landlord and at Landlord's request any mortgagee of all or any portion of the Property as additional insureds. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the Commencement Date, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. All such policies or certificates shall provide that such insurance coverage may not be cancelled or materially amended unless Landlord and any mortgagee designated by Landlord as aforesaid are given at least thirty (30) days prior written notice of the same.

            (b) Landlord shall maintain at all times during the Term all-risk property casualty insurance for the Building in the amount of the replacement cost thereof, with commercially reasonable deductible amounts.

      20. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor against the other party hereto during the Term, including any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is covered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

      21. LIABILITY. (a) Tenant agrees that Landlord, the Property Manager and their respective officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the negligence or willful misconduct of Landlord, its Property Manager, or their officers, employees or agents. Landlord, the Property Manager and their respective officers, employees and agents shall not be liable to Tenant for any such damage or loss whether or not the result of their negligence or willful misconduct to the extent Tenant would be covered by insurance that Tenant is required to carry hereunder. Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord (including, without limitation, reasonable attorney's fees) in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in, or resulting out of Tenant's use of, the Demised Premises, unless due to the negligence or willful misconduct of Landlord, its Property Manager, or their officers, employees or agents.

            (b) Landlord shall and does hereby indemnify and hold Tenant harmless of and from all loss or liability incurred by Tenant (including, without limitation, reasonable attorney's fees) in connection with any failure of Landlord to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature to the extent occurring in, or resulting out of the negligence or willful misconduct of Landlord, its Property Manager, or their officers, employees or agents.

      22. ENVIRONMENTAL MATTERS.

            (a) Tenant shall conduct, and cause to be conducted, all operations and activity at the Demised Premises in compliance with, and shall in all other respects applicable to the Demised Premises comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter collectively called "Environmental Statutes") including, without limitation, (i) those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, (ii) those concerning conditions at, below or above the surface of the ground and
(iii) those concerning conditions in, at or outside the Building.

            (b) Tenant shall not cause or suffer or permit to occur in, on or under the Demised Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances, hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) or any other material, substance, liquid, effluent or product now or hereafter regulated by any Environmental Statute (all of the foregoing herein collectively called "Hazardous Substances"), except that construction materials (other than asbestos or polychlorinated biphenyls), office equipment, fuel and similar products (if contained in vehicles) and cleaning solutions, and other maintenance materials that are or contain Hazardous Substances may be used, generated, handled or stored on the Demised Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Demised Premises as an office and is in compliance with all Environmental Statutes and all other applicable governmental requirements. Should Tenant, its agents, employees or invitees cause any release of Hazardous Substances at the Demised Premises, Tenant shall immediately contain, remove and dispose of, such Hazardous Substances and any material that was contaminated by the release and to remedy and mitigate all threats to human health or the environment relating to such release. When conducting any such measures the Tenant shall comply with all Environmental Statutes.

            (c) Tenant hereby agrees to indemnify and to hold harmless Landlord of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant's breach of any of the provisions of this Section, including, but not limited to, (i) any and all expenses that Landlord may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any Hazardous Substance or waste at or from the Demised Premises, (iii) any and all costs for which Landlord may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance or waste at or from the Demised Premises, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Article, and (v) any and all legal fees and costs incurred by Landlord in connection with any of the foregoing.

            (d) Tenant's covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

      23. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter encumber the Building and/or the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that with respect to future mortgages, this Lease shall be subject and subordinate so long as the holder of any such mortgage shall have provided to Tenant a nondisturbance agreement which shall provide, inter alia, that (a) Tenant's rights under this Lease shall not be extinguished by any foreclosure or other enforcement proceedings so long as Tenant is not in default under this Lease (b) subject to the foregoing, the Tenant's rights under this Lease are subordinate to the rights of the holder of such mortgagee, and (c) Tenant shall attorn to the holder of such mortgage. Except as provided above, this clause shall be self-operative and no further instrument of subordination shall be necessary. Notwithstanding the automatic subordination of this Lease, Tenant shall execute, within five (5) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. If Landlord has attached to this Lease, or subsequently delivers to Tenant, a form of subordination agreement required by a mortgagee of the Property, Tenant shall execute and return the same to Landlord within five (5) days after receipt thereof by Tenant. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. Landlord agrees to use reasonable efforts to obtain a non-disturbance agreement from the existing mortgagee of the Property (using such mortgagee's standard form nondisturbance agreement) for the benefit of Tenant.

      24. ESTOPPEL STATEMENT. Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified), and any other information reasonably requested by Landlord.

      25. INTENTIONALLY OMITTED.

      26. HOLDING-OVER. Should Tenant continue to occupy the Demised Premises after the expiration of the Term, including any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance at a minimum monthly rental equal to one hundred fifty percent (150%) of the rent payable for the last month of the Term.

      27. SECURITY INTEREST. Landlord shall have and Tenant hereby grants to Landlord, without warranty of any kind, a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture and inventory and other personal property of Tenant situate in the Demised Premises. Notwithstanding the foregoing, Landlord agrees from time to time to execute and deliver a waiver of such security interest in favor of any reputable lender providing Tenant with working business credit, provided such waiver is in form reasonably acceptable to Landlord.

      28. FINANCIAL STATEMENTS. Upon the request of any mortgagee, prospective mortgagee or prospective purchaser of the Property, Tenant shall provide to Landlord complete copies of Tenant's latest annual financial statements and such other information as may be reasonably requested by such mortgagee and/or purchaser, provided that such party receiving such information agreement agrees in writing to keep confidential any such information provided by Tenant.

      29. RENT TAX. If, during the Term, including any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

      30. QUIET ENJOYMENT. Tenant, upon paying the rent, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

      31. NOTICES. All notices required to be given by Landlord to Tenant shall be sufficiently given by overnight express delivery service or by courier service delivery against written receipt or signed proof of delivery, or mailing the same by registered or certified mail, return receipt requested, to Tenant's Notice Address. Notices given by Tenant to Landlord must be given by registered or certified mail, return receipt requested, overnight express delivery service or by courier service delivery against written receipt or signed proof of delivery, to Landlord at Landlord's Notice Address, with a copy to the Property Manager, and to such other person and address as Landlord may from time to time designate in writing

      32. MISCELLANEOUS.

            (a) Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent or other intermediary in connection with this Lease other than Landlord's Broker and Tenant's Broker, described in
Section 13 of the Fundamental Lease Provisions, and that insofar as is known, no other broker, agent or other intermediary negotiated this Lease or introduced one party to the other or brought the Building to Tenant's attention for the lease of space therein. Each of Landlord and Tenant agrees to indemnify, defend and hold harmless the other and the other's partners, employees, agents, their officers and partners, from and against any claims made by any broker, agent or other intermediary other than Landlord's Broker or Tenant's Broker, with respect to a claim for broker's commission or fee or similar compensation brought by any person in connection with this Lease and claiming through the indemnifying party. Landlord agrees to pay all commissions payable to Landlord's Broker pursuant to a separate agreement between Landlord and Landlord's Broker. Landlord's Broker shall pay Tenant's Broker a co-brokerage commission pursuant to a separate agreement between Landlord's Broker and Tenant's Broker.

            (b) The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except in accordance with the provisions of Section 13 of this

Lease. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its respective heirs, legal representatives, successors and assigns.

            (c) The term "Landlord" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights) from and after the date of such transfer. The successor in interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; or (iii) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

            (d) Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, shareholders or trustees, or any of their respective partners, shareholders or trustees, and any liability for damage or breach or nonperformance by Landlord, or for Landlord's negligence, shall be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners, shareholders or trustees or any of its or their partners, shareholders, trustees, officers, agents, employees, legal representatives, successors or assigns, if any; all such liability, if any, being expressly waived and released by Tenant. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable to Tenant for any consequential damages, lost profits, loss of business or other similar damages, regardless of whether the same arises out of the negligence of Landlord, its agents or employees.

            (e) Landlord and Landlord's agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as herein set forth, with respect to this Lease, the Building, the Property, the Demised Premises, or otherwise.

            (f) Time is of the essence of this Lease and all of its provisions

            (g) If a party is delayed or prevented from performing any of its obligations under this Lease by reason of causes beyond its control, the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation by such party, provided, however, that the foregoing shall not under any circumstances excuse Tenant from the timely payment of rent hereunder.

            (h) Landlord represents and warrants to Tenant that, to Landlord's actual knowledge, at the time of delivery of the Demised Premises, the Building and the Demised Premises shall be in compliance with all applicable municipal, state and federal laws, rules and regulations, including without limitation the Americans with Disabilities Act and all applicable building, zoning, environmental, fire, health and safety codes. Landlord represents that to Landlord's actual knowledge, neither on the date hereof nor on the Commencement Date shall there be any Hazardous Materials within or under the Demised Premises, the Building or the Property in violation of any Environmental Law.

            (i) Tenant shall not record this Lease or any memorandum thereof.

      33. PRIOR AGREEMENT, AMENDMENTS. This Lease, the exhibits, and any riders attached hereto and forming a part hereof set forth all of the promises, agreements, conditions, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold. No alteration, amendment, modification, waiver, understanding or addition to this Lease shall be binding upon Landlord unless reduced to writing and signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

      34. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

      35. SEVERABILITY. If any provision contained in this Lease shall, to any extent, be invalid or unenforceable the remainder of this Lease (and the application of such provision to the persons or circumstances, if any, other than those as to which it is invalid or unenforceable) shall not be affected thereby, and each and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      36. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located.

      37. DELIVERY FOR EXAMINATION. DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT.

                            [signatures on next page]

      IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                    LANDLORD:

                                    RIVER PARK OFFICE ASSOCIATES, L.P.,
                                    a Pennsylvania limited partnership

                                    By: RIVER PARK OFFICE, INC.,
Attest:                                 its general partner


                                        By: /s/ [ILLEGIBLE]
--------------------                        ----------------------------
                                        Name:
                                        Title:

                                    TENANT:

Attest:                             BREAKAWAY SOLUTIONS, INC.


                                    By: /s/ GORDON BROOKS
--------------------                    ----------------------------
                                    Name:
                                    Title:

                                   EXHIBIT "A"

                                DEMISED PREMISES

                                   EXHIBIT "B"

                              INTENTIONALLY OMITTED

                                  EXHIBIT "B-1"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS

            1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. The Tenant shall pay any damage done to the Building by taking in or removing any safe or from overloading any floor in any way. The Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by a tenant, its agents or employees.

            2. Each Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for the tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

            3. No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant's lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. Landlord will provide a directory in a conspicuous place, with the names of tenants, Landlord will make any necessary revision in this within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

            4. No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

            5. The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant's lease.

            6. No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

            7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

            8. No person shall disturb the occupants of the Building by the use of any musical instruments; the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

            9. No bicycles or similar vehicles will be allowed in the Building.

            10. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

            11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

            12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

            13. If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

            14. No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

            15. No tenant shall store anything outside the Building or in any common areas in the Building.